Exhibit 3.67

LIMITED LIABILITY COMPANY CHARTER
I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that CENTURY COMMUNITIES OF NEVADA REALTY, LLC did on April 5, 2014, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 5,2014.
ROSS MILLER Secretary of State
Certified By: Electronic Filing Certificate Number: C20140405-0179 You may verify this certificate online at http://www.nvsos.gov/
ROSS MILLER
Secretary of State

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

050104

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of Ross Miller, Secretary of State, State of Nevada

Document Number: 20140255595-88
Filing Date and Time: 04/05/2014 1:40 PM
Entity Number: E0181952014-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

CENTURY COMMUNITIES OF NEVADA REALTY, LLC

☐ Check box if a Series Limited-Liability Company
☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: NATIONAL REGISTERED AGENTS, INC. OF NV
Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

	Name	Street Address	City	State	Zip Code
1)	CENTURY COMMUNITIES OF NEVADA, LLC	6345 S. JONES BLVD., SUITE 400	LAS VEGAS	NV	89118
2)	RYAN SOUCIE	6345 S. JONES BLVD., SUITE 400	LAS VEGAS	NV	89118
3)					

6. Effective Date and Time: (optional)

Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: TRACY GALLEGOS
Organizer Signature: X TRACY GALLEGOS
Address: 3800 HOWARD HUGHES PKWY, City: LAS VEGAS, State: NV, Zip Code: 89169

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NATIONAL REGISTERED AGENTS, INC. OF NV
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 4/5/2014

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 7-26-13